EXHIBIT 99.1
                         Tanner's Restaurant Group, Inc.


                    October, 1999


                    Dear Shareholders:


Exciting things     Since the company that owned Rick  Tanner's  Original  Grill
beginning to        restaurants  merged into Harvest  Restaurant  Group, Inc. in
happen!             January 1999, we have spoken with many of you over the phone and know that we need to do a better job of communicating what is happening at our company. Therefore, I'm sending you this letter so that you can be up-to-date.

We changed our      As I am  sure  you  know,  we  are  no  longer  the  Harvest
name                Restaurant Group,  although our stock trading symbol,  ROTI, remains the same. When we merged in January, we changed the company's name to reflect the merger, and became Tanner's
                    Restaurant Group, Inc.

$6 million in       With the merger,  we received a commitment  from third party
funding             investors to invest $6 million  into the company.  The first installment of $2 million had already been invested in Harvest Restaurant Group in May 1998, and we received the balance of $4 million in 1999, with the final installment of $1.5 million being invested last month.

Our focus           Since  the  merger,  we  have  been  working  diligently  to position the company for growth and  profitability.  We have focused on three  areas:  (1)  cleaning  up the  problems of
                    Harvest  Restaurant  Group,  2) revising  the Rick  Tanner's
                    restaurant  concept  to  maximize   profitability,   and  3)
                    developing, or acquiring, a restaurant concept with the potential to provide superior returns to our shareholders.

Making changes      In the process of improving our Rick  Tanner's  restaurants,
for improved        one of our franchised  restaurants  closed in February 1999,
operations          and we closed two under-performing company-owned restaurants in  March  1999.  That  leaves  us with  ten  Rick  Tanner's
                    Original Grill restaurants, eight of which we own, and two of which are franchised. Of the remaining company-owned Rick
                    Tanner's restaurants, we have been working to improve operations and profitability by changing restaurant layouts, installing new restaurant ordering and food management systems, modifying menus and increasing margins. We have already seen a 1-2% margin improvement.

Rick Tanner's       We  believe  the  Rick  Tanner's  restaurant  concept  has a
is not enough       regional  appeal in the Atlanta  region.  Rick Tanner was an
                    Atlanta resident, and through an active participation in community events developed a recognizable name. However, beyond the Atlanta area we believe the Rick Tanner's restaurant concept would be less successful than necessary to satisfy our shareholders.

Here's what         Therefore,  we began the process of identifying a restaurant
we're doing next    concept that would have national appeal,  and that would fit in well with today's lifestyles and budgets. We believe that
                    Crabby  Bob's,  a  restaurant   concept  based  in  southern
                    California, will meet these objectives. Crabby Bob's is run by John Creed, formerly the CEO of the well-known Chart
                    House restaurant chain.

What is the         Crabby  Bob's  features  fresh  fish and other  seafood  and
Crabby Bob's        changes its menu daily to offer  customers only the freshest
concept?            fish and  seafood  selections.  A  full-service  bar  offers seasonal mixed drinks,  popular beers, and a very moderately priced list of high-quality  wines. The restaurants  feature an eclectic,  casual environment with high-energy,  friendly
                    service.   A  fresh  seafood   market  is  located  in  most
                    restaurants for those patrons who prefer preparing their food at home.

Crabby Bob's is     We were so  impressed  with the concept that we entered into
a winner!           an agreement to acquire all of the Crabby Bob's restaurants.
                    In the mean time,  we opened a Crabby Bob's in Atlanta under
                    a  license   agreement  and  our  Macon,   Georgia  Tanner's
                    franchise  is now in the process of  converting  to a Crabby
                    Bob's.

Work on our         So what can you expect from Tanner's going  forward?  First,
debt                even though we have just received  funding,  certain aspects of our capital structure make it difficult for us to accomplish everything we would like. Therefore, we are having ongoing discussions with our lenders to restructure the terms of some of our debt.

Close the Crabby Next, we want to close on the Crabby Bob's acquisition. Once Bob's acquisition the acquisition is complete, we will have 14 Crabby Bob's and  Tanner's  restaurants,  with  two  beachheads--Southern
                    California and Georgia, and estimated total revenues of close to $17 million per year going forward. John Creed has already started working with us on a management contract basis for Tanner's as well as Crabby Bob's, and he will take over as President and CEO upon conclusion of the deal. I will remain as Chairman.

More Crabby         Then, our intention is to roll out the Crabby Bob's concept.
Bob's!              We will  continue  the Crabby  Bob's  thrust in Georgia  and
                    California,   where  we  already   have   three   additional
                    restaurants in the development phase. We also believe the concept is strong enough for national roll out, and we are actively looking for franchise partners who can operate multiple restaurants on a regional franchise or joint venture basis.

We need capital     Clearly,  to  continue  our  growth,  we will  have to raise
to grow             additional  capital.  However,  we  believe  that  once  the acquisition of Crabby Bob's is completed, we will have the base to attract the expansion capital we need. Both John and I have previously operated national restaurant chains, and we both believe that under our guidance, Crabby Bob's will be, in the not too distant future, a national restaurant success story.

We might change     To  go  along  with  our  focus  on  Crabby  Bob's,  we  are
our name again!     considering  changing  our name  again.  If we do, our stock symbol will also change. Obviously, we would like a name that better reflects our strategy for the company, as we move into the twenty-first century. We will keep you informed when this name and stock symbol change occurs.

Magnum              To assist in communicating  with our existing  shareholders,
Financial           and  potential  future  shareholders,  we have  engaged  the
Group               services  of Magnum  Financial  Group,  LLC, a full  service financial communications and investor relations firm, based in Los Angeles. A principal of the firm, Mr. Michael
                    Manahan, is working closely with our management to ensure accurate and timely information is disseminated to the investment community. I encourage all stockholders with further questions to contact Mr. Manahan, at 213-488-0443 or you can contact Tim Robinson, CFO of Tanner's Restaurant
                    Group at 770-248-2298.

We've only          Every one of you took a risk when you bought Tanner's stock,
just begun...       as I have taken a risk in accepting  the challenge of fixing the problems we inherited from the Harvest Restaurant Group and in turning the company into a successful, growing and profitable business. We have had a battle to clean up our history, but I'm convinced we can build a successful business for the shareholders. That process is under way with the recent equity funding, and the closing of the Crabby Bob's acquisition expected to occur before year-end.
                    The dynamics necessary to produce revenues and generate profits are in process today, and ultimately it is those revenues and profits that will translate into a return for our shareholders.

Stay Tuned-         In  closing,  I invite  every one of you to visit one of our
Our Web Site        Tanner's restaurants.  And, if you're in Southern California
is on the           or the Atlanta area,  check out Crabby Bob's. I think you'll
way!!               be impressed. Additionally, look for our new web site coming soon at www.ricktanners.com.

                    Thank you all for your continued support and interest in our company. We'll stay in touch better in the future.

                    Sincerely,

                    /s/ Clyde
                    ----------------------
                    Clyde E. Culp, III
                    Chairman


                    This letter contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Although the company believes the expectations reflected in the forward-looking statements are based on reasonable assumptions, the company's actual results could differ materially from those set forth in the forward-looking statements. Certain factors that might cause such a difference include, but are not limited to, the following: construction of new restaurants may not be completed on schedule, or the opening of such restaurants may be delayed due to other factors such as staffing shortages or delays in the delivery or installation of equipment.